UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2015

AMERICAN CANNABIS COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26108	94-2901715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3457 Ringsby Court, Unit 111 Denver, Colorado	80216-4900
(Address of principal executive offices)	(Zip Code)

(303) 974-4770
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) Pursuant to Section 10 of the Company’s By-Laws, any action required to be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

On June 15, 2015, pursuant to Section 4 of the Company’s By-Laws, stockholders representing 56.8% of the shares eligible to vote were physically present, and holding in excess of the minimum number of votes necessary under Section 4 of the Company’s By-Laws to take action. Pursuant to Section 10 of the Company’s By-Laws, 56.8% of the shares eligible to vote executed a written consent to re-elect Corey Hollister, Ellis Smith and Vincent “Tripp” Keber as directors of the Company for one year terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CANNABIS COMPANY, INC. (Registrant)

Date: June 18, 2015

/s/ Corey Hollister

Corey Hollister

President, Chief Executive Officer

(Principal Executive Officer)